                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              F.Y.I. INCORPORATED
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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* Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   [FYI LOGO]

                                 March 23, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of F.Y.I. Incorporated ("F.Y.I." or the "Company"), which will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Wednesday, May 6, 1998, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

     At the meeting, you will be asked to consider and vote upon: (1) the election of ten (10) Directors; (2) a proposal by the Board of Directors to approve the 1995 Stock Option Plan; and (3) such other business as may properly come before the meeting and any adjournment thereof.

     We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed to you together with the enclosed proxy materials.

                                            Sincerely,

                                            /s/ THOMAS C. WALKER
                                            Thomas C. Walker
                                            Chairman and Chief Development
                                            Officer

                                            /s/ ED H. BOWMAN, JR.
                                            Ed H. Bowman, Jr.
                                            President and Chief Executive
                                            Officer

             3232 MCKINNEY AVENUE - SUITE 900 - DALLAS, TEXAS 75204

                              F.Y.I. INCORPORATED
                        3232 MCKINNEY AVENUE, SUITE 900
                              DALLAS, TEXAS 75204
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of F.Y.I. Incorporated, a Delaware corporation ("F.Y.I." or the "Company"), will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Wednesday, May 6, 1998, at 10:00 a.m. (local time), for the following purposes:

          (1) To elect ten (10) Directors, each to serve for a term of one year and until his successor is duly elected and qualified;

          (2) To approve the 1995 Stock Option Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, Proxy Statement and form of Proxy are being mailed together with this Notice.

     Only stockholders of record as of the close of business on March 10, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     You are cordially invited to be present at the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ MARGOT T. LEBENBERG
                                            Margot T. Lebenberg
                                            Vice President, General Counsel and
                                            Secretary

March 23, 1998

                               IMPORTANT NOTICE:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE ANNUAL MEETING.

                              F.Y.I. INCORPORATED
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

     This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to the stockholders of F.Y.I. Incorporated, a Delaware corporation ("F.Y.I." or the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219, on Wednesday, May 6, 1998, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on March 10, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (the "Annual Report"), are being sent or given to stockholders of the Company commencing on or about March 31, 1998.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon: (i) the election of ten (10) Directors of the Company;
(2) a proposal by the Board of Directors to approve the 1995 Stock Option Plan; and (3) such other business that may properly come before the Annual Meeting and any adjournment thereof.

     The principal executive offices of the Company are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and the Company's telephone number at that address is (214) 953-7555.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of record of the Common Stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to come before the Annual Meeting. As of the close of business on the Record Date, there were 11,782,614 shares of the Common Stock outstanding (including 36,670 shares of the Common Stock held by a wholly-owned subsidiary of the Company). The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. The proposal to approve the 1995 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on such proposal.

     With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. With regard to the proposal to approve the 1995 Stock Option Plan, stockholders may cast their votes in favor or abstain. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against such proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors or on the proposal to approve the 1995 Stock Option Plan.

VOTING OF PROXIES

     If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and the approval of the 1995 Stock Option Plan. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

     Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Margot T. Lebenberg, Vice President, General Counsel and Secretary of F.Y.I. Incorporated, at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, a written notice of revocation or a subsequently dated, executed Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

SOLICITATION OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by Directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. The Company has engaged American Stock Transfer and Trust Company as proxy solicitor for a fee of approximately $1,000 plus out-of-pocket costs and expenses.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Ten Directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

     The following information is furnished with respect to the 10 nominees for election as Directors. The Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of the Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as Directors of the Company, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by the Board of Directors or the Board of Directors will elect to reduce the number of Directors constituting the Board of Directors. There is no cumulative voting for Directors.

  Nominees for Directors

     Thomas C. Walker, age 65, has been Chairman of the Board of the Company since its inception in September 1994 and has been Chief Development Officer of the Company since November 1995. From September 1994 until November 1995, Mr. Walker held the positions of President and Chief Executive Officer. From August 1991 to December 1994, Mr. Walker was Vice President, Corporate Development, of Laidlaw Waste Systems, Inc., a subsidiary of Laidlaw, Inc., a waste management company, where he was responsible for its acquisition and divestiture program in the United States and Mexico. From May 1989 until he joined Laidlaw Waste Systems, Inc., Mr. Walker was President of Thomas C. Walker Associates, Inc., a company providing merger, acquisition and financial consulting services focusing on the waste management industry. During his career, Mr. Walker has been responsible for the acquisition or divestiture of over 150 businesses over a 30-year period. Mr. Walker holds a B.S. in Industrial Engineering from Lafayette College.

     In May 1989, Mr. Walker resigned from a senior executive position with a former employer and received a severance payment under the terms of his employment agreement. In July 1989, such employer commenced a proceeding in bankruptcy, and, after emerging from such proceeding and in connection with its liquidation, sought to recover Mr. Walker's severance payment as a preference claim. Mr. Walker litigated this claim but ultimately entered into a judgment requiring him to make significant payments to his former employer. In April 1993, Mr. Walker filed a voluntary petition in bankruptcy in order to discharge such judgment and two mortgage notes relating to two condominiums in Dallas, the holders of which were unwilling to renegotiate the terms of the mortgages. Mr. Walker did not seek any other relief from creditors, and the bankruptcy was discharged in February 1994.

     Ed H. Bowman, Jr., age 51, has been President and Chief Executive Officer and a Director of the Company since November 1995. From May 1993 to June 1995, Mr. Bowman was Executive Vice President and Chief Operating Officer of the Health Systems Group of First Data Corporation, a financial services company. Mr. Bowman was responsible for the day-to-day operations of research and development, marketing and customer service. From 1983 to 1993, Mr. Bowman served in a number of executive positions with HBO & Co., a healthcare systems and services company, including VP -- International, VP -- Marketing, Senior
VP -- Customer Services, Group Senior VP -- Research and Development, and last serving as Executive Vice President and Chief Operating Officer of the Star Business Unit with responsibility for domestic operations. Prior to joining HBO, Mr. Bowman was with Andersen Consulting for 10 years, where he was elected a Partner. Mr. Bowman became a C.P.A. in 1973 and holds an M.S. from Georgia Institute of Technology and a B.B.A. from Georgia State University. Mr. Bowman is an investor and former board member of several early-stage, high-technology companies.

     David Lowenstein, age 36, has been Executive Vice President -- Corporate Development and Acquisitions and a Director of the Company since February 1995. In November 1997, Mr. Lowenstein was named Treasurer. From July 1996 through November 1997, Mr. Lowenstein held the additional position of Chief Financial Officer. Prior to joining the Company, Mr. Lowenstein served, since February 1994, as Vice President, Business Development of Laidlaw Waste Systems, Inc., with overall responsibility for Laidlaw Waste System's acquisition and divestiture program in North America. From April 1990 until February 1994,

Mr. Lowenstein served in a variety of capacities, including Director
 -- Corporate Development, for Laidlaw, Inc. From November 1988 to March 1990, he served as a business analyst for Tricil, Ltd., a solid and hazardous waste company that was acquired by Laidlaw, Inc. in 1990. Mr. Lowenstein has been responsible for the acquisition or divestiture of over 75 businesses in North America and Europe. Mr. Lowenstein holds a B.A. in Economics from Sir Wilfred Laurier University and an M.S. in Public and Business Administration from Carnegie Mellon University. Mr. Lowenstein is a citizen of the Dominion of Canada.

     G. Michael Bellenghi, age 49, has been a Director of the Company and the Chairman of the Board and Chief Executive Officer of Recordex Acquisition Corp. ("Recordex"), a wholly-owned subsidiary of the Company, since the closing of the IPO. Prior to joining Recordex's predecessor in October 1991, Mr. Bellenghi served as Partner-in-Charge and Director of Deloitte & Touche's Philadelphia office Healthcare Practice for 10 years. Mr. Bellenghi has also served as a graduate professor in Financial Management of Healthcare Institutions at LaSalle University. Mr. Bellenghi is a director of Home Health Corporation of America, Inc., a publicly-held company. Mr. Bellenghi is a certified public accountant and holds a B.A. in Accounting from LaSalle University.

     Kyle C. Kerbawy, age 52, has been Chairman of the Board of MAVRICC Management Systems, Inc. ("MAVRICC"), a wholly-owned subsidiary of the Company, since 1981. MAVRICC provides administrative and securities record-keeping services to limited partnerships, REITS, fiduciaries and employee stock option and stock purchase plans. Mr. Kerbawy holds a B.A. in Journalism and an M.B.A. from Michigan State University.

     Greg Melanson, age 44, has been Senior Vice President since February 1998 and a Director of the Company and the Chairman of the Board, President and Chief Executive Officer of Researchers Acquisition Corp. ("Researchers"), a wholly-owned subsidiary of the Company, since the closing of the IPO. Prior to the IPO and since 1978, Mr. Melanson held such offices with the predecessor of Researchers. Mr. Melanson has been in the litigation support services business since 1975. Mr. Melanson holds a B.A. from the University of Southern California.

     Jonathan B. Shaw, age 42, has been a Director of the Company and the Chairman of the Board, President and Chief Executive Officer of Imagent Acquisition Corp. ("Imagent"), a wholly-owned subsidiary of the Company, since the closing of the IPO. Prior to the IPO and since 1990, Mr. Shaw held such offices with the predecessor of Imagent. Mr. Shaw has been active with Imagent for 16 years. Mr. Shaw attended the University of Vermont and George Washington University.

     Michael J. Bradley, age 53, has been a Director of the Company since the closing of the IPO. Since January 1991, Mr. Bradley has served as a principal and as a member of the Board of Directors of the predecessor of Recordex. Mr. Bradley is Vice-Chairman and a director of Republic Bancorp Inc., a bank holding company. From May 1994 through 1997, Mr. Bradley was Executive Vice President of Mercy Health Corporation of Southeast Pennsylvania. Prior to joining Mercy Health Corporation, Mr. Bradley served as President and Chief Executive Officer of several healthcare organizations, including Thomas Jefferson University Hospital and North Philadelphia Health System, both of which are located in Philadelphia, and the Columbia Presbyterian Medical Center in New York City. Mr. Bradley is a certified public accountant and holds a B.S. in Business Administration from Drexel University.

     Donald F. Moorehead, Jr., age 47, has been a Director of the Company since January 1995. Since May 1994 and until recently, Mr. Moorehead was founder, Vice Chairman of the Board and Chief Development Officer of U.S.A. Waste Services, Inc., a national waste management company whose shares are listed on the New York Stock Exchange. From October 1990 to May 1994, he served as its Chairman of the Board and Chief Executive Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems, Inc., a waste management company, from its inception in December 1985 until August 1990 and continued as a director until February 1991. Mr. Moorehead is a director of Metal Management, Inc., a scrap-metal company. From 1977 until 1984, Mr. Moorehead served in various management positions with Waste Management, Inc. Mr. Moorehead holds a B.S. in Engineering from the University of Tulsa.

     Hon. Edward M. Rowell, age 66, has been a Director of the Company since the closing of the IPO. From April 1990 to August 1994, Mr. Rowell served as the United States Ambassador to Luxembourg. Mr. Rowell also served from January 1988 to April 1990 as the United States Ambassador to Portugal and from August 1985 to January 1988 as the Ambassador to Bolivia. Mr. Rowell is currently President of the Association for Diplomatic Studies and Training, an organization that promotes the quality preparation of persons who represent the United States abroad. He is also a Senior Associate of Global Business Access, Ltd., a private trade development firm in Washington, D.C., and an independent lecturer on European Monetary Union. Mr. Rowell holds a B.A. in International Relations from Yale University and was a Sloan Executive Fellow at the Stanford University Graduate School of Business.

VOTE REQUIRED FOR APPROVAL

     The 10 nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES TO THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as Directors. Each Director who is not an employee of the Company receives a fee of $1,500 for attendance at each Board of Directors' meeting and $1,000 for attendance of the committee meetings (unless held on the same day as a Board of Directors' meeting) and an initial grant of non-qualified options to purchase 10,000 shares of Common Stock under the Company's 1995 Stock Option Plan, as amended (the "Stock Option Plan"). Non-employee Directors also receive annual grants of non-qualified options to purchase 5,000 shares of Common Stock. All Directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as Directors of the Company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during 1997. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 1997.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Executive Committee presently consist of Mr. Walker, Mr. Bowman, Mr. Lowenstein and Mr. Bellenghi.

     The members of the Audit Committee presently consist of Mr. Bradley, Mr. Moorehead and Mr. Rowell. The Audit Committee is generally responsible for recommending the appointment of the Company's independent auditors and overseeing the accounting and internal audit functions of the Company, including reviewing, with the Company's independent auditors: (i) the general scope of their audit services and the annual results of their audit; (ii) the reports and recommendations made to the Audit Committee by the independent auditors; and
(iii) the Company's internal control structure. The Audit Committee held four meetings during 1997.

     The members of the Compensation Committee presently consist of Mr. Bradley, Mr. Moorehead and Mr. Rowell. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration of the Company's executive officers. The Compensation Committee also determines stock options to be granted to executive officers pursuant to the Stock Option Plan. The Compensation Committee held five meetings during 1997.

     The members of the Nominating Committee presently consist of Mr. Walker, Mr. Leonard and Mr. Rowell. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning nominees for election to the Board of Directors. The Nominating Committee held one meeting during 1997.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are appointed annually by the Board of Directors of the Company and serve at the discretion of the Board. The executive officers of the Company, other than Messrs. Barker, Rose, Zazworsky, Kearney and Patton and Ms. Lebenberg, their respective ages and positions and certain other information with respect to each of them are set forth herein under the section entitled "Election of Directors."

     Timothy J. Barker has been Senior Vice President and Chief Financial Officer of the Company since November 1997. From November 1995 to November 1997, Mr. Barker held the positions of Chief Accounting Officer and Controller of the Company. Prior to joining the Company as a full-time consultant in June 1995, Mr. Barker was a manager with Arthur Andersen LLP, where he served in various capacities over a nine-year period. Mr. Barker served as Vice President of Financial Planning and Analysis for Sunbelt National Mortgage Corporation from June 1993 to October 1994. Mr. Barker holds a B.A. in Accounting from Texas Tech University and has been a C.P.A. since 1985.

     Joe A. Rose has been Senior Vice President of the Company since July 1997. From May 1995 through January 1997, Mr. Rose was President and CEO of FormMaker Software, Inc. From May 1993 through May 1995, Mr. Rose was Corporate Vice President with John H. Harland Company, a financial services company, and President and CEO of its subsidiary, Formation Technology, Inc. From July 1988 through May 1993, Mr. Rose served as Executive Vice President with National Data Corporation. Mr. Rose holds a B.A. from Texas Tech University.

     Ronald Zazworsky has been Senior Vice President of the Company since October 1997. From February 1994 until joining the Company, Mr. Zazworsky was Senior Vice President at Medaphis Corporation, a healthcare systems and services company. From April 1992 to February 1994, Mr. Zazworsky was President and CEO at Habersham Banking Solutions, Inc. Prior to 1992, Mr. Zazworsky was employed at HBO and Co. as Regional Vice President for eight years. Previously, Mr. Zazworsky held various sales, marketing and management positions at IBM. Mr. Zazworsky holds a B.A. from Gettysburg College and an M.B.A. from Emory University.

     John D. Kearney, Sr. has been Vice President of Corporate Development of the Company since January 1998. From July 1995 until joining the Company, Mr. Kearney was a Managing Director and Senior Vice President of Corporate Finance at Dain Rauscher, formerly known as Rauscher Pierce Refsnes, Inc., where he directed the firm's information technology investment banking team. From September 1991 until July 1995, Mr. Kearney was a Senior Vice President of Corporate Finance at Raymond James & Associates, Inc. Mr. Kearney holds a B.A. in Political Science from the State University of New York at Oneonta and a J.D. and an M.B.A. from Duke University.

     Margot T. Lebenberg has been Vice President, General Counsel and Secretary of the Company since May 1996. From 1992 until joining the Company, Ms. Lebenberg was an attorney with Morgan, Lewis & Bockius LLP in New York, where she practiced law primarily in the areas of securities and mergers and acquisitions, specializing in consolidation transactions. Ms. Lebenberg holds a B.A. in Economics and History from the State University of New York at Binghamton and a J.D. from Fordham University School of Law.

     Gary Patton has been Vice President of Human Resources and Director of Corporate Programs of the Company since November 1997 and Director of Corporate Programs since October 1996. From 1992 until joining the Company, Mr. Patton was Vice President of Human Resources at Sunbelt Corporation. From 1987 until 1992, Mr. Patton was Vice President of Human Resources at International Claim Service Corporation. Mr. Patton holds a B.A. degree from University of North Texas.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, subject to the employment agreements described below, reviews and recommends to the Board of Directors for its approval the salaries and bonuses of the Company's officers, including its ten executive officers -- Thomas C. Walker, Chairman of the Board and Chief Development Officer; Ed H. Bowman, Jr., President and Chief Executive Officer; David Lowenstein, Executive Vice President -- Corporate Development and Acquisitions and Treasurer; Timothy J. Barker, Senior Vice President and Chief Financial Officer; Gregory R. Melanson, Senior Vice President; Joe A. Rose, Senior Vice President; Ronald Zazworsky, Senior Vice President; John D. Kearney, Vice President -- Corporate Development; Margot T. Lebenberg, Vice President, General Counsel and Secretary; and Gary Patton, Vice President of Human Resources and Director of Corporate Programs. In addition, the Compensation Committee grants stock options under the Stock Option Plan to selected Directors, executive officers and other key employees.

  Compensation Philosophy

     The Company's executive compensation program is designed to integrate compensation with the achievement of the Company's short and long-term business objectives and to assist the Company in attracting, motivating and retaining the highest quality executives.

     Executive compensation is comprised of three components: (i) a base salary, which attracts talented managers and contributes to motivating and rewarding individual performance; (ii) an incentive bonus of cash, stock, options or warrants, which integrates financial reward to the achievement of the Company's short-term performance objectives; and (iii) a stock option program, which is intended to promote the achievement of long-term performance goals and to align the long-term interests of the Company's executive officers with those of the stockholders.

     The base salary and incentive bonus payable to each of the Company's executive officers are presently governed by employment agreements entered into by the Company with each of such executive officers, except Mr. Patton. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Compensation Committee conducts ongoing reviews of such employment agreements to ensure that they are consistent with the Compensation Committee's then current philosophy.

     The Committee generally intends that compensation paid to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under
Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the Committee's other objectives. Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless such payments result from "qualified performance-based compensation." The Committee has been advised that compensation paid in 1997 should not be subject to the limitation on deductibility under Code Section 162(m).

  Base Salary Compensation

     The Compensation Committee continues to believe that the retention of executives who have developed the skills and expertise required to lead the organization is vital to the Company's competitive strength. It further believes that attracting other key employees who can supplement the efforts of its existing executives is absolutely critical. To this end, it is the Compensation Committee's policy to continue to establish base pay at a competitive level.

  Incentive Bonus Compensation

     The Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. Under the Company's employment agreements with its executive officers, the incentive bonus award component of their compensation is based on the achievement of certain levels of operating profitability, and awards are payable only if current year's operating profits meet certain projected results. Such incentive bonus award component is subject to annual review by the Compensation Committee.

     Pursuant to the 1998 incentive bonus plan (the "1998 Incentive Bonus Plan"), the executive officers were granted options to purchase Common Stock of the Company, which will vest upon the Company achieving certain earnings targets for 1998, in lieu of cash bonuses.

  Stock Option Grants

     It is the policy of the Compensation Committee to award stock options to executive officers and other key employees of the Company to align their interests with those of the Company's long-term investors and to help attract and retain such persons. The options, therefore, provide value to the recipients only if and when the market price of the Common Stock increases above the option grant price. To that end, there is ongoing review by the Committee of the market price of Common Stock and the grant price of options. It is the Committee's goal to preserve this incentive as an effective tool in motivating and retaining executives.

     Options to purchase 982,300 shares of Common Stock were granted during 1997 to certain employees who were hired during 1997 and to the executive officers, other current management level employees and select key employees and consultants. The Compensation Committee believes that granting such options, including in particular with respect to the executive officers, not only provides a meaningful long-term incentive to those individuals who have been identified as key to the future success of the Company and to help retain the services of such personnel, but also further links compensation to the overall performance of the Company.

  Compensation of the Chief Executive Officer

     The Compensation Committee considers several factors in establishing the Chief Executive Officer's compensation package, including market pay practices, performance level, contributions toward achievement of strategic goals and the overall financial and operating success of the Company. Compensation paid during 1997 to Mr. Bowman was composed of the base salary set forth in Mr. Bowman's amended employment agreement and options granted pursuant to his employment agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     Mr. Bowman's employment agreement, as amended provides for options to purchase 80,000 shares of Common Stock issued in November 1995 which vest in 20% increments beginning on May 1996 and warrants to purchase 100,000 shares of Common Stock issued in November 1995 which vest 50% in March 1997 and 50% in January 1998. In addition, his agreement provides for additional option/warrant grants to be made at such time as the market price of the Company's Common Stock reaches certain specified levels. Pursuant to this provision, the following options/warrants have been issued: (i) warrants to purchase 50,000 shares of Common Stock were issued in May 1996 which vest 50% in May 1997 and 50% in May 1998; (ii) options to purchase 50,000 shares of Common Stock were issued in September 1997 which vest 50% in September 1998 and 50% in September 1999; and
(iii) options to purchase 50,000 shares of Common Stock were issued in March 1998 which vest 50% in March 1999 and 50% in March 2000. In addition to the above, in April 1997, Mr. Bowman was issued options to purchase 25,000 shares of Common Stock, which are fully exercisable. In December 1997, Mr. Bowman was issued options to purchase 35,000 shares of Common Stock, in lieu of a cash bonus, which fully vest on March 31, 1998; options to purchase 25,000 shares of Common Stock, which vest in 20% increments beginning in June 1998; and options to purchase 60,000 shares of Common Stock, in lieu of cash bonus, which fully vest upon the Company achieving certain earnings targets for 1998.

                                            THE COMPENSATION COMMITTEE

                                            Michael J. Bradley
                                            Donald F. Moorehead, Jr.
                                            Hon. Edward M. Rowell

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers").

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                  ----------------------------
                                                  ANNUAL COMPENSATION                   AWARDS         PAYOUTS
                                         --------------------------------------   ------------------   -------
                                                                                      SECURITIES        LTIP
                                                                 OTHER ANNUAL         UNDERLYING       PAYOUTS      ALL OTHER
 NAME AND PRINCIPAL POSITION(1)    YEAR  SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS/SARS(#)(4)      $      COMPENSATION($)
 ------------------------------    ----  ---------   --------   ---------------   ------------------   -------   ---------------
Thomas C. Walker                   1995   150,000         --            --                  --           --            --
Chairman of the Board              1996   150,000         --            --                  --           --            --
and Chief Development Officer      1997   150,000         --            --              67,500           --            --
Ed H. Bowman, Jr.                  1995    25,000         --            --             100,000           --            --
President and Chief                1996   200,000         --        76,060(2)          130,000           --            --
Executive Officer                  1997   250,000    107,417        60,538(3)          195,000           --            --
David Lowenstein                   1995   130,000         --            --                  --           --            --
Executive Vice                     1996   120,000         --            --                  --           --            --
President -- Corporate             1997   120,000         --            --              62,000           --            --
Development and Acquisitions and
Treasurer
Timothy J. Barker                  1995    82,528         --            --              15,000           --            --
Senior Vice President and          1996    91,250     50,937            --              40,000           --            --
Chief Financial Officer            1997   112,500     57,500                            35,000           --            --
Margot T. Lebenberg                1995        --         --            --                  --           --            --
Vice President,                    1996    60,256     35,000            --              55,000           --            --
General Counsel and Secretary      1997   112,500     57,500            --              20,000           --            --

---------------

(1) Mr. Walker commenced employment with the Company upon the Company's inception, September 1994. Mr. Bowman and Mr. Lowenstein commenced employment with the Company in November 1995 and February 1995, respectively, and Mr. Barker became a consultant to the Company in June 1995 and an employee in November 1995, respectively. Ms. Lebenberg commenced employment with the Company in May 1996.

(2) Includes $70,560 in moving related expenses and $5,500 in automobile related expenses.

(3) Includes $48,605 of reimbursement of additional federal income taxes incurred by Mr. Bowman due to his receipt of certain payments in respect to his relocation in 1996, $6,000 in automobile related expenses and $5,933 in insurance premiums paid by the Company on behalf of Mr. Bowman.

(4) Represents options or warrants granted to purchase the stated number of shares of Common Stock.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grants of stock options to the named executive officers during fiscal 1997.

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------    POTENTIAL REALIZABLE
                                            PERCENT                                  VALUE AT ASSUMED
                                               OF                                    ANNUAL RATES OF
                             NUMBER OF       TOTAL       EXERCISE                      STOCK PRICE
                             SECURITIES     OPTIONS         OR                       APPRECIATION FOR
                             UNDERLYING    GRANTED TO      BASE                       OPTION TERM(6)
                              OPTIONS      EMPLOYEES      PRICE      EXPIRATION    --------------------
           NAME              GRANTED(#)    IN 1997(%)     ($/SH)        DATE        5%($)      10%($)
           ----              ----------    ----------    --------    ----------    -------    ---------
Thomas C. Walker               15,000(1)      1.5         19.25       04/02/07     181,593      460,193
Chairman of the Board          15,000(2)      1.5         21.75       12/30/07     205,177      519,958
and Chief Development          15,000(3)      1.5         21.75       12/30/07     205,177      519,958
Officer                        22,500(4)      2.3         21.75       12/30/07     307,765      779,938
Ed H. Bowman, Jr.              25,000(1)      2.6         19.25       04/02/07     302,656      766,989
President and Chief            50,000(5)      5.1         25.00       09/08/07     786,118    1,992,178
Executive Officer              25,000(2)      2.6         21.75       12/30/07     341,961      866,597
                               35,000(3)      3.6         21.75       12/30/07     478,746    1,213,236
                               60,000(4)      6.1         21.75       12/30/07     820,707    2,079,834
David Lowenstein               15,000(1)      1.5         19.25       04/02/07     181,593      460,193
Executive Vice President       15,000(2)      1.5         21.75       12/30/07     205,177      519,958
-- Corporate Development       12,000(3)      1.2         21.75       12/30/07     165,141      415,967
and Acquisitions and           20,000(4)      2.0         21.75       12/30/07     273,569      693,278
Treasurer
Timothy J. Barker               5,000(1)      0.5         19.25       04/02/07      60,531      153,398
Senior Vice President and      15,000(2)      1.5         21.75       12/30/07     205,177      519,958
Chief Financial Officer        15,000(4)      1.5         21.75       12/30/07     205,177      519,958
Margot T. Lebenberg             5,000(1)      0.5         19.25       04/02/07      60,531      153,398
Vice President, General        15,000(4)      1.5         21.75       12/30/07     205,177      519,958
Counsel and Secretary

---------------

(1) These non-qualified stock options were granted under the Company's Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date the option was granted. These options vested immediately on the date of the option grant.

(2) These non-qualified stock options were granted under the Company's Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date the option was granted. These options are exercisable six months after the date of grant as to 20% of the underlying shares, and as to an additional 20% on each of the next four anniversaries of the date of the option grant.

(3) These non-qualified stock options were granted under the Company's Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date the option was granted. These options vest in full on March 31, 1998.

(4) These non-qualified stock options were granted under the Company's Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date the option was granted. These options vest in 1999 upon the Company achieving certain earnings targets in 1998.

(5) These non-qualified stock options were granted under the Company's Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date each of the options was granted. These options are exercisable as to 50% of the underlying shares on September 8, 1998 and are exercisable as to the remaining 50% of the underlying shares on September 8, 1999.

(6) The potential realizable values are the results of calculations at assumed annual rates of stock price appreciation of five percent and ten percent. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to optionees is possible without an increase in stock prices, which will benefit all stockholders. Options become immediately exercisable in the event of a change-in-control as defined in the Stock Option Plan.

                         FISCAL YEAR END OPTION VALUES

     The following table provides information, with respect to the named executive officers, concerning options exercised during fiscal 1997 and the options and warrants held as of December 31, 1997.

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                               OPTIONS AND WARRANTS AT      MONEY OPTIONS AND WARRANTS
                                                                 FISCAL YEAR END(#)          AT FISCAL YEAR END(1)($)
                             SHARES ACQUIRED      VALUE      ---------------------------   ----------------------------
           NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----              ---------------   -----------   -----------   -------------   -----------    -------------
Thomas C. Walker...........          --              --         15,000         52,500          56,250          65,625
Chairman of the Board and
Chief Development Officer
Ed H. Bowman, Jr...........          --              --        148,000        277,000       1,298,750       1,195,000(2)
President and Chief
Executive Officer
David Lowenstein...........          --              --         15,000         47,000          56,250          58,750
Executive Vice President --
Corporate Development
and Acquisitions and
Treasurer
Timothy J. Barker..........       4,000          49,000         27,500         58,500         214,250         267,000
Senior Vice President and
Chief Financial Officer
Margot T. Lebenberg........      10,000          92,500         17,000         48,000          86,750         225,750
Vice President, General
Counsel and Secretary

---------------

(1) The value of an unexercised option or warrant at December 31, 1997 is determined by subtracting the exercise price of such option or warrant from the last sale price of a share of Common Stock on December 31, 1997 ($23.00), as reported by The Nasdaq Stock Market.

(2) Excludes the value of 50,000 unexercisable options which were not in-the-money at December 31, 1997.

                               PERFORMANCE GRAPH

     The graph below compares, on a dividend reinvestment basis, the cumulative total return of the Company with two selected peer groups of document and information management services companies and the S&P 500 Composite Stock Price Index for the period from January 23, 1996 (the effective date of the Company's
IPO) through December 31, 1997 assuming $100 was invested on January 23, 1996 in each case. The first selected peer group of document management services companies consists of Iron Mountain, Inc. and Lason, Inc. The second peer group of document management services companies consists of Iron Mountain, Inc., Lason, Inc., Pierce Leahy, Inc., Vestcom, Inc. and ImageMax, Inc. The additional companies in the second peer group all became public companies during 1997. These companies were selected based on SIC code or are considered by the Company's management to be competitors of the Company. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.

        Measurement Period               F.Y.I.                            Peer Group        Peer Group
      (Fiscal Year Covered)           Incorporated       S & P 500             #1                #2
1995                                          100.00            100.00            100.00            100.00
1996                                          160.58            122.96            150.56            150.56
1997                                          176.93            163.97            184.27            178.46

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1997, the Compensation Committee consisted of Mr. Bradley, Mr. Moorehead and Mr. Rowell. All of the members of the Compensation Committee are non-employee Directors of the Company and are not former officers of the Company. During 1997, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation where one of whose executives officers served on the Compensation Committee or on the Board of Directors of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Messrs. Walker, Lowenstein, Bowman, Barker, Melanson, Rose, Zazworsky, Kearney and Ms. Lebenberg entered into employment agreements, as amended with the Company in December 1994, February 1995, November 1995, July 1997, January 1996, July 1997, October 1997, January 1998 and July 1996, respectively. Pursuant to such agreements, each of such persons receives an annual base salary and is eligible for additional year-end bonus compensation. The employment agreement for each of Mr. Bowman, Mr. Melanson and Ms. Lebenberg is for a term of three years, and Mr. Barker's employment agreement is for a term of two years and five months. The remaining employment agreements are for a term of one year. Each employment agreement automatically renews at the end of its initial term (and each succeeding term) for an additional one year, unless terminated or not renewed by the Company or the employee.

     Each of the employment agreements provides that, in the event of a termination of employment by the Company without cause, such employee shall be entitled to receive from the Company such employee's then current salary for the greater of two years (one year in the case of Mr. Barker; 50% of one year's salary in the case of Mr. Walker and Mr. Lowenstein; and the greater of the period remaining under the agreement or six months, in the case of Mr. Rose, Mr. Zazworsky and Mr. Kearney) or whatever period is remaining under the term of the agreement. In the event of a change in control of the Company, if the employee has not received notice 15 days prior to the event resulting in such change of control that such employee's employment will be continued by the successor to the Company, it shall be deemed a termination without cause, except that the amount of the lump-sum payment to be made to such employee shall be triple (150% in the case of Mr. Barker and one year's salary in the case of Mr. Rose, Mr. Zazworsky and Mr. Kearney) the amount ordinarily due upon a termination without cause. In addition, in the event of a change in control of the Company, each employee may elect to terminate his or her employment agreement and receive 150% of the amount ordinarily due upon a termination without cause (one year's salary in the case of Mr. Rose, Mr. Zazworsky and Mr. Kearney).

     Each employment agreement contains a covenant not to compete with the Company for a period of two years following termination of employment, provided that: (i) in the event of a termination of employment by the Company without cause, the term of the covenant not to compete contained in the employment agreement will be shortened to one year; and (ii) in the event of a change in control of the Company wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of such employee's employment, the covenant-not-to-compete shall not apply. If applicable law reduces the time period during which the employee is prohibited from competing with the Company, the covenant not to compete shall be reduced to the maximum period permitted by law.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 10, 1998, regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) each Director and each named executive officer; and (iii) all Directors and named executive officers as a group. Unless otherwise indicated, the address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. At March 10, 1998, there were 11,782,614 shares of the Common Stock outstanding (including 36,670 shares held by a wholly-owned subsidiary of the Company).

                            NAME OF BENEFICIAL OWNER

                                                                            PERCENT OF
                                                                           OUTSTANDING
                                                               SHARES         COMMON
               GREATER THAN 5% STOCKHOLDERS:                    OWNED      COMMON STOCK
               -----------------------------                  ---------    ------------
Dresdner RCM Global Investors, LLC..........................  1,009,000         8.3
RCM Limited L.P.
RCM General Corporation
Four Embarcadero Center
San Francisco, California 94111

Wasatch Advisors, Inc.......................................    765,519         6.3
68 South Main Street,
Suite 400
Salt Lake City, Utah 84101

DIRECTORS AND EXECUTIVE OFFICERS:
Greg Melanson...............................................    379,260         3.2
Kyle C. Kerbawy.............................................    320,000         2.7
Thomas C. Walker(1).........................................    300,000         2.5
Jerry F. Leonard, Jr........................................    253,274         2.1
Ed H. Bowman, Jr.(2)........................................    243,000         2.0
David Lowenstein(3).........................................    239,000         2.0
Jonathan B. Shaw............................................    200,198         1.7
Donald F. Moorehead, Jr.(4).................................     75,284           *
Michael J. Bradley(4).......................................     55,000           *
G. Michael Bellenghi........................................     50,000           *
Timothy J. Barker(5)........................................     36,000           *
Margot T. Lebenberg(6)......................................     26,200           *
Hon. Edward M. Rowell(4)....................................     15,000           *
All Directors and named executive officers as a group (13
  persons)(7)...............................................  2,192,216        17.9

---------------

*   Represents less than 1%.

(1) Does not include 37,500 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(2) Does not include 192,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(3) Does not include 35,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(4) Does not include 5,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(5) Does not include 51,000 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

(6) Does not include 39,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(7) Does not include 369,500 shares which may be acquired upon the exercise of options and warrants not exercisable within 60 days.

               PROPOSAL 2 -- APPROVAL OF THE F.Y.I. INCORPORATED
                             1995 STOCK OPTION PLAN

     In October 1995, the Board of Directors adopted, and the Company's stockholders at such time approved, the F.Y.I. Incorporated 1995 Stock Option Plan (the "Plan"). Under the terms of the Plan, employees and consultants of the Company and its subsidiaries, as well as non-employee members of the Board of Directors, have from time to time been granted options to purchase shares of Common Stock. The Plan was amended on March 5, 1997 and March 5, 1998 by action of the Board of Directors.

     In order to retain the exemption from the potential loss of deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (described below), for certain compensation attributable to option grants under the Plan to certain senior executive officers of the Company, the stockholders are now requested to approve the Plan.

DESCRIPTION OF THE PLAN

     The Plan (incorporating all amendments to date) is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit A.

     The Plan provides for the issuance of options to purchase Common Stock. The total number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any Option to purchase Common Stock, may not exceed the greater of 650,000 shares or sixteen percent (16%) of the total number of shares of Common Stock outstanding. The number of shares that may be delivered to optionees under the Plan upon exercise of incentive stock options ("ISOs") may not exceed 650,000, provided that shares of Common Stock subject to ISOs will not be deemed delivered if such options are forfeited, expire or otherwise terminate without delivery of the underlying shares. No person may receive in any one calendar year options to purchase more than 500,000 shares of Common Stock.

     Under the Plan, employees of the Company or its subsidiaries, including officers and Directors of the Company or its subsidiaries who are also employees, and consultants who perform services for the Company or its subsidiaries, are eligible to receive option grants. In addition, non-employee members of the Board of Directors receive automatic, nondiscretionary grants of options under the Plan. Options granted to employees and consultants of the Company may be either ISOs, which may entitle the optionee to favorable tax treatment, or non-qualified stock options (see the tax discussion below). Options granted to non-employee members of the Board of Directors must be non-qualified stock options. The Plan is administered by the Compensation Committee (the "Committee"). Among other things, the Committee determines, subject to the provisions of the Plan, the employees and consultants to whom options should be granted, the nature of the options to be granted, the number of options to be granted and the exercise price, the vesting schedule, the term of the options and all other terms and conditions of the options.

     With respect to grants of options to employees and consultants, the Plan provides that: (i) each option will have a per share exercise price equal to not less than 100% (or, in the case of an ISO granted to a person owning stock possessing more than 10% of the total combined voting power or value of all classes of Common Stock of the Company or subsidiary (a "Control Person"), 110%) of the fair market value of a share of stock on the date the option is granted;
(ii) the term of each option may not be longer than 10 years from the date of grant (and not longer than five years from the date of grant with respect to an ISO granted to a Control Person); (iii) unless otherwise determined by the Committee, upon termination of an optionee's employment or consultancy with the Company, the optionee may exercise the option only during the three-month period following such termination; (iv) all options terminate upon a grantee's termination of employment for cause (as determined by the Committee) except for certain options granted to certain executive officers and those options granted pursuant to the 1998 Incentive Plan; and (v) the Committee will determine the vesting period or periods for each option, provided that all options will become immediately vested and exercisable in the event of a "change in control" of the Company as defined in the Plan, unless otherwise determined by the Committee.

     With respect to grants of options to non-employee members of the Board of Directors, the Plan provides that: (i) no later than the day after each of the Company's annual meetings, each non-employee director on such date will receive an automatic grant of options to purchase 5,000 shares of Common Stock; (ii) each person who is a new, first time non-employee member of the Board of Directors on such date will be automatically granted options to purchase 10,000 shares of Common Stock; (iii) each option will have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant;
(iv) each option will vest and become exercisable as to one-third of the shares on the date of grant, and one-third on each of the next two anniversaries of the date of grant, and will become immediately vested and exercisable in the event of a change in control of the Company; and (v) each option will terminate five years from the date of grant, or, if earlier, will terminate three months following termination of the optionee's directorship.

     An optionee may pay the option price in cash or, if permitted by the Committee, by delivering to the Company shares that have a fair market value equal to the option price or a combination of cash and shares and any income tax required to be withheld.

     The Board of Directors may amend or terminate the Plan at any time without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of participants on such approval, although the Board of Directors, may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable. The Plan has no expiration date, except that ISOs may not be granted after the tenth anniversary of the date of initial adoption of the Plan by the Board of Directors.

TAX CONSEQUENCES TO OPTIONEES

     Under present tax law, the federal income tax treatment of options granted under the Plan is generally as described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan.

     Non-Qualified Stock Options. With respect to options which do not qualify as ISOs, the optionee will recognize no income upon grant of the option. Upon exercise, an optionee, in general, will recognize ordinary income to the extent of the difference between the amount paid by the optionee for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the optionee generally will recognize capital gain or loss, as the case may be, to the extent of the difference between the amount realized on the disposition and the tax basis of such shares (generally the fair market value of the shares on the date the optionee is first subject to tax liability following exercise). At present, capital gain on the sale of a property held for over 18 months is taxable at a maximum rate of 20%, capital gain on the sale of property held for over one year but not for over 18 months is taxable at a maximum rate of 28%, and capital gain on the sale of a property held for one year or less is taxable at ordinary income rates.

     Incentive Stock Options. With respect to options which qualify as ISOs, an optionee will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the optionee disposes of shares acquired by exercise of the options before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the options (a "disqualifying disposition"), the optionee generally will recognize in the year of disposition (i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized on disposition, exceeds the option exercise price, and (ii) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the optionee will realize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

     With respect to all optionees, where previously acquired stock is used to exercise an outstanding ISO or nonqualified stock option, appreciation on such stock will not be recognized as income. However, if such stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another incentive stock option prior to the expiration of the applicable holding periods.

TAX CONSEQUENCES TO THE COMPANY

     The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with incentive stock options with respect to which there is no disqualifying disposition.

     Section 162(m) to the Code generally disallows a public company's tax deduction for compensation (including compensation attributable to the exercise of stock options) to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any taxable year. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible. The Company believes that compensation attributable to the exercise options granted under the Plan prior to the Annual Meeting will be exempt from Section 162(m) under a special transition rule that applies to companies that become publicly traded through an initial public offering. Assuming the Plan is approved at the Annual Meeting, the Company believes that compensation attributable to the exercise of options granted thereafter will be exempt from Section 162(m) as performance-based compensation.

OPTIONS GRANTED

     During the Company's most recent fiscal year, options relating to 982,300 shares of Common Stock were granted under the Plan, including 614,600 to executive officers and 15,000 to outside directors. As of March 10, 1998, a total of 218,807 shares were available under the Plan. Because option grants (other than to outside directors) are discretionary, it is not possible to determine at this time how future option grants will be allocated.

     The Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock. To the extent permitted by applicable law and the requirements of The Nasdaq Stock Market requirements, the Company may issue any other options, warrants, or awards other than pursuant to the Plan without stockholder approval.

VOTE REQUIRED FOR APPROVAL

     The proposal to approve the Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by Proxy at the Annual Meeting and entitled to vote for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REAL ESTATE TRANSACTIONS

     Leonard leases two properties from Leonard Investments, a partnership consisting of Mr. Leonard and his father. The aggregate rental expenses for these properties were approximately $213,000 for the year ended December 31, 1997. The Company also leases one other facility from Mr. Leonard's father. The rental expenses for this property were approximately $148,000 for the year ended December 31, 1997. The Company believes that the amounts paid for such properties do not exceed the fair market rental thereof.

     Researchers leases office facilities and certain equipment from Mr. Melanson. The total lease payments to Mr. Melanson were approximately $383,000 for the year ended December 31, 1997. Researchers is also required to pay the taxes and insurance on the properties. The Company believes that the amounts paid for such properties do not exceed the fair market rental thereof.

CERTAIN LOANS

     At December 31, 1997, one company which was wholly-owned by Mr. Leonard and his relatives was obligated to the Company in the amount of approximately $255,000.

COMPANY POLICY

     It is the Company's policy that transactions with affiliates of the Company will be approved by a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen LLP as its independent public accountants for fiscal 1998. Arthur Andersen LLP audited the Company's books, records and accounts for fiscal 1997, and representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Sections 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, to the best of the Company's knowledge, all reports were filed on a timely basis except for the filing with respect to options granted pursuant to the Company's 1995 Stock Option Plan and 1998 Incentive Plan of 120,000, 52,500, 47,000, 30,000, 15,000, 16,500, 15,000 and 15,000 shares of the Company's Common
Stock on Form 5, respectively, by Messrs. Bowman, Walker, Lowenstein, Barker, Melanson, Rose, Zazworsky and Ms. Lebenberg of the Company.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                       STOCKHOLDER PROPOSALS FOR THE 1999
                         ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than November 20, 1998 in order to be included in the Company's Proxy materials relating to that meeting.

                              REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO F.Y.I. INCORPORATED, 3232 MCKINNEY AVENUE, SUITE 900, DALLAS, TEXAS 75204, ATTENTION: MARGOT T. LEBENBERG, ESQ.

                                            By Order of the Board of Directors

                                            /s/ MARGOT T. LEBENBERG

                                            Margot T. Lebenberg
                                            Vice President, General Counsel and
                                            Secretary

Dallas, Texas
March 23, 1998

                                   EXHIBIT A
                              F.Y.I. INCORPORATED
                            1995 STOCK OPTION PLAN*

SECTION 1. Purpose

     The Plan (i) authorizes the Committee to provide to Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Common Stock, par value $.01 per share, of the Corporation, and (ii) provides for the automatic grant of options to Non-Employee Directors of the Corporation in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Consultants and Directors of outstanding ability.

SECTION 2. Definitions

     Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

     (a) "Board" shall mean the Board of Directors of the Corporation.

     (b) A "Change in Control" shall be deemed to have occurred if:

          (i) any person, other than the Corporation or an employee benefit plan of the Corporation, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Exchange Act) of any voting security of the Corporation and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Corporation;

          (ii) the individuals (A) who, as of the closing date of the Initial Public Offering, constitute the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or
     (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board;

          (iii) the stockholders of the Corporation shall approve a merger, consolidation, recapitalization, or reorganization of the Corporation, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

          (iv) the stockholders of the Corporation shall approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e., 50% or more of the total assets of the Corporation).

     (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

---------------

* Incorporating amendments through March 5, 1998.

     (d) "Committee" shall mean the Board, or any Committee of two or more Directors that may be designated by the Board to administer the Plan.

     (e) "Consultant" shall mean (i) any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director, or (ii) any person who has agreed to become a consultant within the meaning of clause (i).

     (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

     (g) "Corporation" shall mean F.Y.I. Incorporated, a Delaware corporation.

     (h) "Director" shall mean any member of the Board.

     (i) "Employee" shall mean (i) any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

     (k) "Fair Market Value" of the Stock on a given date shall be based upon:
(i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (ii) if the Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, as determined by the Board in good faith in its sole discretion; provided, however, that the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering.

     (l) "Grantee" shall mean a person granted an Option under the Plan.

     (m) "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

     (n) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

     (o) "1933 Act" shall mean the Securities Act of 1933, as amended.

     (p) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee, nor has been an Employee at any time during the prior one year period.

     (q) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

     (r) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.

     (s) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

     (t) "Plan" shall mean this 1995 Stock Option Plan as set forth herein and as amended from time to time.

     (u) "Stock" shall mean shares of the Common Stock of the Corporation.

     (v) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

     (w) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).

SECTION 3. Shares of Stock Subject to the Plan

     The total amount of Stock that may be subject to outstanding Options, determined immediately after the grant of any Option, shall not exceed the greater of 650,000 shares or sixteen percent (16%) of the total number of shares of Stock outstanding. Notwithstanding the foregoing, the number of shares that may be delivered upon exercise of ISOs shall not exceed 650,000, provided, however, that shares subject to ISOs shall not be deemed delivered if such Options are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares.

SECTION 4. Administration of the Plan

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, its Subsidiaries, Grantees, any person claiming any rights under the Plan from or through any Grantee, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

SECTION 5. Types of Options

     Options granted under the Plan may be of two types: ISOs or NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant in the Stock Option Agreement. Grantees who are not Employees (determined with reference to Section 2(i)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(w)(i) only) on the date an Option is granted shall only receive NQSOs.

SECTION 6. Grant of Options to Employees and Consultants

     (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

     (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an Option shall be not less than 100%, or, in the case of an ISO granted to a Control Person, 110%, of the Fair Market Value of a share of the Stock on the date such Option is granted.

     (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

     (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, and shall specify in the Stock Option Agreement the nature of each Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 500,000 shares of Stock (determined without regard to when such Option is exercisable), subject to adjustment pursuant to Section 10.

     (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

     (f) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Unless otherwise determined by the Committee and specified in the Stock Option Agreement, all Options shall immediately become exercisable upon a Change in Control.

     (g) All Options granted hereunder prior to the Initial Public Offering shall be conditional upon, and for all purposes hereunder, deemed granted upon, the Initial Public Offering.

     (h) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

SECTION 7. Grants of Options to Non-Employee Directors

     (a) Non-Employee Directors of the Corporation shall be eligible to receive Options under the Plan only pursuant to the provisions of this Section 7. Each individual who agrees to become a Non-Employee Director prior to the consummation of the Corporation's Initial Public Offering shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 10,000 shares of Stock at an exercise price per share equal to the Initial Public Offering price per share. Such option grant shall be conditional upon, and for all purposes hereunder, deemed granted upon, the Initial Public Offering. Thereafter, on the day after the first annual meeting of stockholders next following the date of an Initial Public Offering, and no later than the day after each subsequent annual meeting, each person who is a continuing Non-Employee Director on any such date shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 5,000 shares of Stock, and each person who is a new, first-time Non-Employee Director on any such date shall receive, without the exercise of the discretion of any person, an NQSO under the Plan relating to the purchase of 10,000 shares of Stock. In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an NQSO for the number of shares provided herein, each Non-Employee Director shall receive an NQSO for his pro rata share of the total number of shares of Stock available under the Plan.

     (b) Except as set forth in Section 7(a), the exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted. Payment of the exercise price for the shares being purchased shall be made in cash.

     (c) Each Option granted to a Non-Employee Director shall become exercisable in equal annual installments on the date of grant and on each of the first two anniversaries of the date of grant; provided, however, that each such Option shall immediately become exercisable upon a Change in Control. The Option shall have a term of five years from the date of grant; provided, however, that upon termination of a Non-Employee Director's period of directorship for any reason, such Non-Employee Director may exercise any Options until the earlier to occur of (i) the end of such five year period, or (ii) the date which is three-months after the date of such termination, but only to the extent such Option was exercisable immediately prior to such termination.

SECTION 8. Exercise of Options

     (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock or other property (including notes or other contractual obligations of Grantees to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Grantees.

     (b) Except as provided pursuant to Section 9(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee (determined with reference to Section 2(i)(i) only) or Consultant (determined with reference to Section 2(e)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(w)(i) only).

     (c) Except as provided in Section 9(a), no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

SECTION 9. Exercise of Options upon Termination

     (a) Unless otherwise determined by the Committee, upon termination of (other than a Non-Employee Director) with the Corporation and its Subsidiaries, such Grantee may exercise any Options during the three month period following such termination, but only to the extent such Option was exercisable immediately prior to such termination. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by such Grantee shall immediately terminate. In addition, all Options granted on the basis of clause (ii) of Section 2(e), (i) or (w) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee, or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

     (b) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries.

     (c) The sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

     (d) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

SECTION 10. Adjustment Upon Changes in Capitalization

     In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 6(d), and (iv) the exercise price (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cash payments in exchange for an Option or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 11. Restrictions on Issuing Shares

     The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Option or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

SECTION 12. Tax Withholding

     The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted under the Plan or the sale of Stock issued with respect to Options. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

SECTION 13. Transferability

     Unless otherwise determined by the Committee, no Option shall be subject to anticipation, sale, assignment, pledge, encumbrance, charge or transfer except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee. In the case of any transfer, the transferee's rights and obligations with respect to the Option shall be determined by reference to the Grantee and the Grantee's rights and obligations with respect to the Option had no transfer been made. Notwithstanding such transfer, the Grantee shall remain obligated pursuant to
Section 12 if required by applicable law.

SECTION 14. General Provisions

     (a) Each Option shall be evidenced by a Stock Option Agreement. The terms and provisions of such Stock Option Agreements may vary among Grantees and among different Options granted to the same Grantee.

     (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

     (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its

Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

     (d) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

SECTION 15. Amendment or Termination

     The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in connection with any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, shall be obtained in an appropriate manner. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Option.

SECTION 16. Effective Date of Plan

     This Plan is effective upon its adoption by the Board and shall continue in effect until terminated by the Board. No ISO may be granted more than ten years after such date.

                              F.Y.I. INCORPORATED

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1998

     The undersigned hereby appoints Thomas C. Walker and Ed H. Bowman, Jr., and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock (par value $.01) of F.Y.I. Incorporated (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas 75219 on Wednesday, May 6, 1998, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND APPROVAL OF THE 1995 STOCK OPTION PLAN.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              F.Y.I. INCORPORATED

                                  MAY 6, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                        FOR all                          WITHHOLD
                  nominees listed at right              AUTHORITY
                   (except as marked to           (.) for all nominees
1. Election of       the contrary below)             listed at right
   Directors                 [ ]                            [ ]

NOMINEES:  THOMAS C. WALKER
           ED H. BOWMAN, JR.
           DAVID LOWENSTEIN
           G. MICHAEL BELLENGHI
           GREGORY R. MELANSON
           JONATHAN B. SHAW
           MICHAEL J. BRADLEY
           DONALD F. MOOREHEAD, JR.
           EDWARD M. ROWELL
           KYLE C. KERBAWY

2. Approval of the 1995 Stock Option Plan.
                    FOR       AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.)


--------------------------------
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [ ]



Signature _______________ Signature _______________ Dated: ____________, 1998

Note: Please sign exactly as YOUR name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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